Exhibit 10.61


                               SEVERANCE AGREEMENT
                               -------------------


     SEVERANCE AGREEMENT (this "Agreement"), made and entered into August 23, 2005, by and between Neil Blomquist ("Blomquist") and Spectrum Organic Products, Inc., a California corporation (the "Company").

     WHEREAS, Blomquist has substantial strategic business experience, acumen and contacts; and

     WHEREAS, the Company has entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated August 23, 2005, with The Hain Celestial Group, Inc. ("Hain");

     WHEREAS, the Company desires to avail itself of Blomquist's services for up to one year following the Effective Time (as defined in the Merger Agreement);

     WHEREAS, Blomquist desires to provide such services to the Company; and

     WHEREAS, the parties hereto desire to define the terms of Blomquist's last year of employment with the Company;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, Blomquist and the Company hereby agree as follows:

     1. Consulting Services. Effective as of the Effective Time (as defined in the Merger Agreement), by the terms and subject to the conditions herein contained, Blomquist shall provide consulting, sourcing, promotional and other services for the Company as reasonably requested by the Company for a period of one year (the "Term"). Blomquist agrees to work for the Company (a) on a full time basis for the first four months of the Term, (b) on a half time basis for the fifth and sixth months of the Term and (c) for 20 business days in the aggregate during the seventh through twelfth months of the Term.

     2. Payment. Effective as of the Effective Time, in consideration for the services of Blomquist to be provided pursuant to this Agreement, the Company shall pay Blomquist a consulting fee of $150,000 per year (the "Consulting Fee"), payable in accordance with the Company's standard accounts payable practices, as follows: (a) $25,000 per month for the first four months of the Term, (b) $12,500 per month for the fifth and sixth months of the Term and (c) $4,167 per month for the seventh through twelfth months of the Term.

     3. Expenses. The Company shall pay directly or otherwise reimburse Blomquist for all pre-approved travel and other expenses incurred by Blomquist in rendering services hereunder. Blomquist shall provide receipts and vouchers to the Company for all pre-approved expenses for which reimbursement is claimed.

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     4. Independent Contractor Status. In performing the services under this
Agreement, the Contractor will be deemed to be for all purposes an independent contractor (and not an employee or agent of the Company) under any and all laws, whether existing or future, including without limitation Social Security laws, unemployment insurance laws, and withholding and other employment taxation laws. Blomquist will not be entitled to participate in any employee benefits accruing to employees of the Company. Blomquist will not be authorized to make any representation, contract or commitment on behalf of the Company unless Blomquist is specifically requested or authorized to do so in writing by an authorized representative of the Company.

     5. Term and Termination. This Agreement shall be effective from the date hereof and shall, unless terminated pursuant to the terms hereof, continue in effect for a period of one year. The Company may terminate this Agreement upon 30 days' prior written notice to the other party, provided that it pays any remaining portion of the Consulting Fee.

     6. Non-Assignability. The rights, obligations, and benefits established by this Agreement shall not be assignable by either party hereto. This Agreement shall, however, be binding upon and shall inure to the benefit of the parties and their successors.

     7. Confidentiality. Blomquist shall not disclose confidential information concerning the business, finances, or other affairs of the Company. The term "confidential information" does not include information that: (i) is or becomes generally available to the public other than as a result of a disclosure in violation of this Agreement or (ii) becomes available on a non-confidential basis from a source other than the parties, provided that such source is not known to be bound by a confidentiality agreement or other obligation of secrecy to either party hereto.

     8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the conflicts of law principles thereof or actual domicile of the parties.

     9. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied (with a confirming copy by overnight delivery service or first class mail), sent by overnight delivery service with delivery signature required, or sent with return receipt requested by certified, registered, or express mail, postage prepaid to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally, telecopied or if mailed, two days after the date of mailing, as follows:

                  If to the Company:

                           c/o The Hain Celestial Group, Inc.
                           58 South Service Road
                           Melville, New York 11747
                           Facsimile No.:  (631) 730-2561
                           Attention:  Chief Financial Officer

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                           with a copy (which shall not constitute notice) to:

                           Cahill Gordon & Reindel LLP
                           80 Pine Street, 17th Floor
                           New York, NY 10005
                           Attention: Geoffrey E. Liebmann, Esq.
                           Facsimile: (212) 269-5420

                  If to Blomquist:

                           Neil Blomquist


     10. No Other Agreements. This Agreement supersedes all prior understandings, written or oral, and constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof, other than the Employment Agreement effective as of October 1, 2002 between Blomquist and the Company. No waiver, modification or termination of this Agreement shall be valid unless in writing signed by the parties hereto.

     11. Effectiveness of Agreement. This agreement shall be of no force or effect if the Effective Time does not occur or the Merger Agreement is terminated in accordance with its terms. Prior to the Effective Time, this Agreement shall not be amended or modified without the prior written consent of Hain.

     IN WITNESS WHEREOF, the Company and Blomquist have duly executed this Agreement as of the day and year first above written.

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


                                    SPECTRUM ORGANIC PRODUCTS, INC.






                                    By:    /s/ Robert B. Fowles
                                           -------------------------------------
                                           Name:  Robert B. Fowles
                                           Title: Chief Financial Officer


                                           /s/ Neil Blomquist
                                           -------------------------------------
                                           NEIL BLOMQUIST







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